Exhibit 10.2

director Support Agreement

THIS Director Support AGREEMENT (this “Agreement”), dated as of November 5, 2021 (the “Execution Date”), is made and entered into by and among, Allegiance Bancshares, Inc., a Texas corporation (“Allegiance”), CBTX, Inc., a Texas corporation (“CBTX”), and _____________________, an individual residing in the State of _____________ (the “Undersigned”).

WHEREAS, concurrently herewith, Allegiance and CBTX are entering into that certain Agreement and Plan of Merger, dated as of the date hereof, by and between CBTX and Allegiance (as such agreement may be amended or supplemented from time to time, the “Merger Agreement”), pursuant to which, among other things, Allegiance will merge with and into CBTX, with CBTX continuing as the legal surviving entity (the “Merger”);

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, CommunityBank of Texas, National Association, a federally-chartered national association and wholly-owned subsidiary of CBTX (“CBTX Bank”), will merge with Allegiance Bank, a Texas-chartered state bank and wholly-owned subsidiary of Allegiance (“Allegiance Bank” and together with Allegiance, CBTX and CBTX Bank, the “Transaction Parties” and each a “Transaction Party”), with Allegiance Bank continuing as the legal surviving entity (the “Surviving Bank”);

WHEREAS, the term “Surviving Entity” as used in this Agreement with respect to time periods after the day and time the Merger is completed pursuant to the terms of the Merger Agreement (the “Effective Time”) shall mean the Surviving Entity of the Merger as such term is defined in the Merger Agreement;

WHEREAS, the Undersigned is a director of Allegiance or a director of CBTX, and, as a director of Allegiance or CBTX, as applicable, has had access to (i) certain Confidential Information (as defined below), including, without limitation, information concerning business, relationships between such Transaction Party and their respective subsidiaries, vendors and customers and competitors and competition; and (ii) trade secrets, customer goodwill and proprietary information of a Transaction Party and their respective businesses that constitute a substantial asset to be acquired by the Surviving Entity;

WHEREAS, the Undersigned recognizes that Allegiance’s and CBTX’s willingness to enter into the Merger Agreement is dependent on the Undersigned entering into this Agreement (including the anti-piracy/non-solicitation/non-competition covenants below) and therefore this Agreement is incident thereto; and

WHEREAS, any capitalized term not defined herein shall have the meaning set forth in the Merger Agreement.

NOW, THEREFORE, for the new Confidential Information the Undersigned will be provided and for other good and valuable consideration contained herein and in the Merger Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Director Support. The Undersigned agrees to use his or her best efforts to refrain from harming the goodwill of any of the Transaction Parties, the Surviving Entity and the Surviving Bank and their respective subsidiaries, and their respective customer and client relationships during the term of this Agreement.

2.            Non-Disclosure Obligations. The Undersigned agrees that he or she will not make any unauthorized disclosure, directly or indirectly, of any Confidential Information of the Transaction Parties, the Surviving Entity or the Surviving Bank to third parties, or make any use thereof, directly or indirectly. The Undersigned also agrees that he or she shall deliver promptly to the applicable Transaction Party, the Surviving Entity or the Surviving Bank at any time at the reasonable request of such Transaction Party, the Surviving Entity or the Surviving Bank, without retaining any copies, all documents and other material in the Undersigned’s possession at that time relating, directly or indirectly, to any Confidential Information or other information of such Transaction Party, the Surviving Entity or the Surviving Bank, as applicable, or Confidential Information or other information regarding third parties, learned in such person’s position as a director, officer or shareholder of any of the Transaction Parties.

For purposes of this Agreement, “Confidential Information” means and includes the Transaction Parties,’ the Surviving Entity’s or the Surviving Bank’s confidential and/or proprietary information and/or trade secrets, including those of their respective subsidiaries, that have been and/or will be developed or used and that cannot be obtained readily by third parties from outside sources. Confidential Information includes, but is not limited to, the: information regarding past, current and prospective customers and investors and business affiliates, employees, contractors, and the industry not generally known to the public; strategies, methods, books, records, and documents; technical information concerning products, equipment, services, and processes; procurement procedures, pricing, and pricing techniques, including contact names, services provided, pricing, type and amount of services used; financial data; pricing strategies and price curves; positions; plans or strategies for expansion or acquisitions; budgets; research; financial and sales data; trading methodologies and terms; communications information; evaluations, opinions and interpretations of information and data; marketing and merchandising techniques; electronic databases; models and the output from same; specifications; computer programs; contracts; bids or proposals; technologies and methods; training methods and processes; organizational structure; personnel information, including compensation and bonuses; payments or rates paid to consultants or other service providers; other such confidential or proprietary information; and notes, analysis, compilations, studies, summaries, and other material prepared by or for any of the Transaction Parties, the Surviving Entity or the Surviving Bank or any of their respective subsidiaries containing or based, in whole or in part, on any information included in any of the foregoing. The term “Confidential Information” does not include any information that (i) at the time of disclosure or thereafter is generally available to and known to the public, other than by a breach of this Agreement by the disclosing party; (ii) was available to the disclosing party, prior to disclosure by the Transaction Parties, the Surviving Entity or the Surviving Bank, on a non-confidential basis from a source other than the Undersigned and is not known by the Undersigned, after reasonable investigation, to be subject to any fiduciary, contractual or legal obligations of confidentiality; or (iii) was independently acquired or developed by the Undersigned without violating any obligations of this Agreement. The Undersigned acknowledges that each of the Transaction Parties’ respective businesses are highly competitive, that this Confidential Information constitutes valuable, special and unique assets to be acquired by the Surviving Entity in the Merger and constitutes existing valuable, special, and unique assets held by the each of the Transaction Parties pre-Merger, and that protection of such Confidential Information against unauthorized disclosure and use is of critical importance to each of the Transaction Parties.

3.            Non-Competition Obligations. The Undersigned agrees that, for the period beginning on the Execution Date and continuing until the date that is two (2) years after the Effective Time of the Merger (the “Non-Competition Period”), the Undersigned will not, except as a director of Allegiance or CBTX or as an officer of a Transaction Party (as the case may be) prior to the Effective Time of the Merger, in any capacity, directly or indirectly:

a)	compete or engage, anywhere in the geographic area comprised of the fifty (50) mile radius surrounding the locations of CBTX Bank or Allegiance Bank (including Surviving Bank banking centers that were formerly locations of CBTX Bank at the Effective Time) (the “Market Area”), in a business as a federally insured depository institution;

b)	take any action to invest in, own, manage, operate, control, participate in, be employed or engaged by, be a director of, or otherwise be connected in any manner with any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body (each a “Person”) engaging in a business similar to that of the Transaction Parties, the Surviving Entity or the Surviving Bank anywhere within the Market Area. Notwithstanding the foregoing, the Undersigned is permitted hereunder to own, directly or indirectly, up to one percent (1%) of the issued and outstanding securities of any publicly traded financial institution conducting business in the Market Area;

c)	(i) call on, service or solicit competing business from customers of the Transaction Parties, the Surviving Entity or the Surviving Bank, as applicable, or any of their respective affiliates if, within the twelve (12) months before the date of this Agreement, the Undersigned had or made contact with the customer, or had access to information and files about the customer or (ii) interfere with or damage (or attempt to interfere with or damage) any relationship between any of the Transaction Parties, the Surviving Entity or the Surviving Bank, as applicable, or any of its or their respective affiliates and any such customer; or

d)	call on, solicit or induce any employee of the Transaction Parties, the Surviving Entity or the Surviving Bank, as applicable, or any of their respective affiliates whom the Undersigned had contact with, knowledge of, or association with in the course of service with Allegiance and/or Allegiance Bank or of CBTX and/or CBTX Bank, as the case may be (whether as an employee or a contractor), to terminate his or her employment from or contract with such Transaction Party, the Surviving Entity or the Surviving Bank, as applicable, or any of its or their respective affiliates, and will not assist any other Person in such activities.

4.            Non-Competition Covenant Reasonable. The Undersigned acknowledges that the restrictions imposed by this Agreement are legitimate, reasonable and necessary to protect Allegiance and CBTX’s combination into the Surviving Entity and the goodwill thereof. The Undersigned acknowledges that the scope and duration of the restrictions contained herein are reasonable in light of the time that the Undersigned has been engaged in the business of Allegiance and/or Allegiance Bank or of CBTX and/or CBTX Bank, as applicable, and the Undersigned’s relationship with the customers of Allegiance and/or Allegiance Bank or of CBTX and/or CBTX Bank, as the case may be. The Undersigned further acknowledges that the restrictions contained herein are not burdensome to the Undersigned in light of the other opportunities that remain open to the Undersigned. Moreover, the Undersigned acknowledges that he or she has and will have other means available to him or her for the pursuit of his or her livelihood after the Effective Time of the Merger.

5.            Consideration. In consideration for the above obligations of the Undersigned, in addition to those matters set forth in the Recitals to this Agreement, the Transaction Parties, as applicable, agree to provide the Undersigned with access to new Confidential Information relating to such Transaction Party’s business, which will become the Surviving Entity’s business after the Effective Time of the Merger, in a greater quantity and/or expanded nature than that already provided to the Undersigned. The Undersigned also will have access to, or knowledge of, new Confidential Information of third parties, such as actual and potential customers, suppliers, partners, joint venturers, investors, financing sources, etc., of certain of the Transaction Parties prior to the Merger and certain of the Transaction Parties after the Effective Time of the Merger.

6.            Injunctive Relief and Additional Remedies. The Undersigned acknowledges that the injury that would be suffered by Allegiance, CBTX or the Surviving Entity as a result of a breach of the provisions of this Agreement (including any provision of Section 3) would be irreparable and that an award of monetary damages to Allegiance, CBTX or the Surviving Entity, as the case may be, for such a breach would be an inadequate remedy. Consequently, each of Allegiance, CBTX and the Surviving Entity will have the right, in addition to any other rights it may have, to seek specific performance, to obtain injunctive relief to restrain any proposed or actual breach or threatened breach or otherwise to specifically enforce any provision of this Agreement without the obligation to post bond or other security in seeking such relief. Such equitable remedies are in addition to the right to obtain compensatory and punitive damages, and attorney’s fees, and, notwithstanding Allegiance’s, CBTX’s or the Surviving Entity’s, as applicable, right to so seek damages, the Undersigned waives any defense that an adequate remedy for Allegiance, CBTX or the Surviving Entity, as applicable, exists under law. If the Undersigned, on the one hand, or Allegiance, CBTX or the Surviving Entity, on the other hand, must bring suit to enforce this Agreement, the prevailing party shall be entitled to recover its attorneys’ fees and costs related thereto.

7.            Extension of Restrictive Covenant Period. In the event that Allegiance, CBTX or the Surviving Entity shall file a lawsuit in any court of competent jurisdiction alleging a breach of Section 3 of this Agreement by the Undersigned and Allegiance, CBTX or the Surviving Entity, as applicable, is successful on the merits of such lawsuit, then any time period set forth in this Agreement including the time periods set forth in Section 3, will be extended one month for each month the Undersigned was in breach of this Agreement, so that the Surviving Entity, Allegiance or CBTX is provided the benefit of the full Non-Competition Period.

8.            Effectiveness of this Agreement. This Agreement shall become effective on the Execution Date. This Agreement shall automatically terminate and be of no further force or effect if (a) the Merger Agreement is not executed on or prior to the Execution Date, or (b) the Merger Agreement (once executed) is terminated in accordance with its terms and the Merger does not occur.

9.            Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

10.            Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Allegiance, CBTX and their respective successors and assigns, including, without limitation, any successor by merger, consolidation or stock purchase of Allegiance, CBTX and any Person that acquires all or substantially all of the assets of Allegiance or CBTX.

11.            Notices. All notices, consents, waiver, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by electronic mail, provided, that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and electronic mail addresses set forth below (or to such other address or to such other Person as any party hereto has last designated by notice to the other parties in accordance herewith):

If to Allegiance:

Allegiance Bancshares, Inc.

8847 West Sam Houston Parkway, N., Suite 200

Houston, Texas 77040

Attention: Steven F. Retzloff

Email: [REDACTED]

With a copy to:

Bracewell LLP
1445 Ross Avenue, Suite 3800
Dallas, Texas 75202

Attention: Mr. Joshua T. McNulty
Email: josh.mcnulty@bracewell.com

If to CBTX:

CBTX, Inc.
9 Greenway Plaza, Suite 110

Houston, Texas 77046
Attention: Robert R. Franklin, Jr., Chairman, President and Chief Executive Officer
E-mail: [REDACTED]

With copies to:

Fenimore Kay Harrison & Ford, LLP

812 San Antonio Street, Suite 600

Austin, Texas 78701

Attention: Mr. Chet A. Fenimore

Email: cfenimore@fkhpartners.com

If to the Undersigned:

At the address set forth under the Undersigned’s signature page hereto.

12.            Entire Agreement; Amendment. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

13.            Governing Law. This Agreement and any claim, controversy or dispute arising under or related in any way to this Agreement and/or the interpretation and enforcement of the rights and duties of the parties hereunder or related in any way to the foregoing, shall be governed by and construed in accordance with the internal, substantive laws of the State of Texas applicable to agreements entered into and to be performed solely within such state without giving effect to the principles of conflict of laws thereof.

14.            Jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of Texas, County of Harris, or, if it has or can acquire jurisdiction, in a United States District Court of the Southern District of Texas located in Houston, Texas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either party anywhere in the world. Notwithstanding the foregoing a party may commence any action or proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

15.            Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number, as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

16.            Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. If any restriction in this Agreement is held invalid or unenforceable by any court of competent jurisdiction, it is the intention of the parties that the restrictions be reformed by such court in such a manner that protects the business and Confidential Information of each the Transaction Parties and the Surviving Entity to the maximum extent permissible.

17.            Representation by Counsel; Interpretation. Each party to this Agreement acknowledges that it has had the opportunity to be represented by counsel in the negotiation, preparation, and execution of this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law, including, but not limited to, the doctrine of contra proferentem, or any legal decision which would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

18.            Counterparts. This Agreement may be executed in multiple counterparts (including by means of telecopied signature pages or electronic transmission in portable document format (pdf)), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

CBTX:

CBTX, INC.

By:
Name:
Title:

[Signature Page to Director Support Agreement]

ALLEGIANCE:

ALLEGIANCE BANCSHARES, Inc.

By:
Name:
Title:

[Signature Page to Director Support Agreement]

UNDERSIGNED:

Name:

Notice address:

_______________________
_______________________
_______________________
Email: _______________

[Signature Page to Director Support Agreement]